                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

Mr. Donald Fishback
Moog Inc.
East Aurora, New York 14052-0018
USA

     We consent to the incorporation by reference in the Registration Statement of Moog Inc. on Form S-3 of our report dated November 8, 2000 on our audits of the consolidated financial statements of Moog GmbH (a wholly-owned subsidiary of Moog Inc.) and subsidiary as of September 30, 2000 and 1999 and for the years then ended, which report is included in this Annual Report on Form 10-K of Moog Inc.

Stuttgart, Germany
August 10, 2001

PricewaterhouseCoopers
GmbH
Wirtschaftsprufungsesellschaft

Rudiger Mohler